Exhibit 99.1

WisdomTree Announces Board Expansion and Governance Enhancements

Enters into Cooperation Agreement with ETFS Capital Limited and Lion Point Capital, LP

Adds Two New Independent Directors to the Board of Directors

Implements Governance Enhancements, Including Termination of Stockholder Rights Plan and Submission of Board Declassification for Stockholder Approval

Creates Operations and Strategy Committee of the Board to Oversee Operational Improvement Opportunities and Strategic Direction of the Company

NEW YORK, NY – May 26, 2022 – (Globe Newswire) – WisdomTree Investments, Inc. (“WisdomTree” or the “Company”) (NASDAQ: WETF), an exchange-traded fund (“ETF”) and exchange-traded product (“ETP”) sponsor and asset manager, today announced that it has entered into a cooperation agreement with stockholders ETFS Capital Limited (“ETFSC”) and Lion Point Capital, LP (“Lion Point”) to further enhance the composition of the Company’s Board of Directors (the “Board”) and corporate governance.

Pursuant to the cooperation agreement and consistent with the Company’s ongoing process of Board refreshment, the size of the Board will be increased to nine members, and two new independent directors, Lynn S. Blake and Deborah A. Fuhr, will be appointed to the Board, effective immediately. After conducting further interviews with Ms. Fuhr and gaining a better understanding of her other commitments, the Board is now satisfied that they do not prevent her from serving as a WisdomTree director. Ms. Blake will join the Compensation Committee, and Ms. Fuhr will join the Nominating and Governance Committee of the Board.

The two new directors also will join a newly formed four-member Operations and Strategy Committee. This committee will help to evaluate operational improvement opportunities and Company strategy. Smita Conjeevaram, an independent director, will serve as Chair of the Operations and Strategy Committee, and independent director Anthony Bossone will also serve on the committee.

Additionally, the Company has determined to seek stockholder approval at its upcoming 2022 Annual Meeting of Stockholders (“2022 Annual Meeting”) to declassify the Board. If stockholder approval is obtained, the Board will begin the declassification process at the 2022 Annual Meeting and will be de-classified fully in 2024. Pursuant to the cooperation agreement, the Company also announced that it will terminate the stockholder rights plan adopted in March 2022, effective June 2, 2022.

The Company also announced that, separate from this cooperation agreement, independent director Harold Singleton III will join the WisdomTree Audit Committee, effective immediately.

Frank Salerno, WisdomTree Chair of the Board, stated: “Our cooperation agreement with ETFSC and Lion Point is a positive outcome for all stockholders, and will help ensure that WisdomTree continues to build on the strong performance demonstrated by our recently announced Q1 and YTD results. It is my pleasure to welcome both Lynn and Deborah to the Board. I know we will benefit from their independent perspectives and their years of experience in the ETF industry. We look forward to working closely together with our two new directors, with the goal of maximizing long-term value for all our stockholders. Our Board will now have added a total of five new directors in the past three years, and more than half our directors will be diverse. I remain confident in WisdomTree’s future and that we have the right Board to guide us there.”

Graham Tuckwell, Chairman of ETFSC, said: “As WisdomTree’s largest individual stockholder, I have a great interest in the Company’s success and am fully committed to seeing that happen. I am pleased that the Company has agreed to add two highly experienced ETF industry directors to the Board and formed a new committee to evaluate operational improvement opportunities and Company strategy. I am also pleased that the Board will be declassified and no longer be entrenched. My hope and expectation is that the changes announced today will be the start of the process of improvement which we believe is needed.”

Cristiano Amoruso, Partner at Lion Point, commented: “WisdomTree is a highly valuable ETF franchise and the changes announced today have the potential to harness its value creation potential. We believe WisdomTree’s operational performance and strategic direction will benefit from the combination of stockholders’ input, enhanced corporate governance practices, and the addition to the Board of highly qualified directors with ETF experience. We look forward to following the Company’s progress on both fronts over the coming months.”

ETFSC is the largest stockholder in WisdomTree, owning approximately 18.6% of the Company’s voting and non-voting common stock and preferred shares combined, and Lion Point is one of WisdomTree’s top stockholders owning approximately 3.1% of the voting shares. Under the terms of the cooperation agreement, ETFSC and Lion Point have agreed to withdraw their slate of nominees and vote their shares in favor of all the Board’s nominees and support all Board recommended proposals at the 2022 Annual Meeting, subject to certain limited exceptions. ETFSC and Lion Point also have agreed to abide by customary standstill provisions and voting commitments.

The cooperation agreement among WisdomTree, ETFSC and Lion Point, including details about the standstill and voting provisions, the termination of the stockholder rights plan, and how Ms. Fuhr’s outside interests will be managed, will be filed with the Securities and Exchange Commission (“SEC”) on a Form 8-K.

About Lynn S. Blake

Lynn S. Blake is a former Chief Investment Officer who retired in September 2021 from State Street Global Advisors (“SSGA”), the investment management division of State Street Corporation, one of the world’s largest asset managers. As Chief Investment Officer of SSGA, Lynn was responsible for $2.5 trillion in assets under management and a P&L with over $1 billion in revenues. She served as a director of the SSGA Trust Company, the governing board for SSGA from 2018 to 2021. From 2011 to 2021, she served as the Executive Vice President and Chief Investment Officer of Equity Indexing, Smart Beta and ESG strategies at SSGA. In addition to heading ESG research and ESG data, Ms. Blake also had oversight and management of SSGA Asset Stewardship activities, giving her a perspective on critical proxy voting issues for shareholders. Previously, she served as the head of Non-US Equity Indexing of SSGA from 1999 to 2010. She also worked as a senior Portfolio Manager at SSGA from 1990 to August 1999.

About Deborah A. Fuhr

Deborah A. Fuhr has been the managing partner of ETFGI, a leading independent research, event and consultancy firm in the global ETF and Exchange Traded Products (ETP) industries since she founded the firm in 2012. She has been an editorial director, producer, and presenter at ETF TV, a show which provides monthly insights into the ETF and ETP markets since she co-founded the show in June 2019. Ms. Fuhr also served as vice chair of the Nasdaq Listing and Hearing Review Council from 2017 until 2019, and as a member on the Nasdaq listing and hearings Council from 2014 to 2017. Ms. Fuhr has served as an independent trustee of the Renaissance Capital Greenwich Funds, an ETF series, since July 2021, and the SYNTAX ETF TRUST, an ETF series, since March 2018. Ms. Fuhr was the Global Head of ETF Research and Implementation Strategy team at BlackRock, Inc. (NYSE: BLK) from 2008 to 2011. Previously, she was a managing director and headed the Investment Strategies Group at Morgan Stanley. She also has served as a Board member and Vice President for Women in ETFs, the first women’s group for the ETF industry, since she helped found the non-profit organization in 2014. She is a Board member and Co-President of Women in ETFs EMEA. She has won numerous awards in the financial industry, including the ETF.com 2018 lifetime achievement award, 100 Women in Finance’s 2017 European Industry Leadership Award, “100 Most Influential Women in Finance” by Financial News over several years, most recently in 2016 and the 2014 William F. Sharpe Lifetime Achievement Award for outstanding and lasting contributions to the field of index investing, among others.

Advisors

BofA Securities is serving as financial advisor to WisdomTree, Goodwin Procter LLP is serving as its legal counsel, Innisfree M&A is serving as its proxy solicitor and Abernathy MacGregor is serving as its strategic communications advisor. Olshan Frome Wolosky LLP is serving as legal counsel to ETFSC and Lion Point.

About WisdomTree

WisdomTree Investments, Inc., through its subsidiaries in the U.S. and Europe (collectively, “WisdomTree”), is an ETF and ETP sponsor and asset manager headquartered in New York. WisdomTree offers products covering equity, commodity, fixed income, leveraged and inverse, currency, cryptocurrency and alternative strategies. WisdomTree currently has approximately $77 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its subsidiaries worldwide.

About ETFSC

ETFS Capital Limited, formerly known as ETF Securities Limited, was founded by Graham Tuckwell in 2004 and by 2012 he and his team had built one of the most successful ETP businesses in Europe. That business was sold to WisdomTree for more than $500 million in 2018, comprising cash and shares in WisdomTree. In 2018, ETFS Capital also sold its Irish ETF business to Legal and General Investment Management and its US ETF business to Aberdeen Standard. ETFS Capital continues to operate ETF Securities Australia with AUM in excess of A$4.6bn. ETFSC is now a London based strategic investment company focused on growth opportunities across the ETF ecosystem. It engages in a hands-on approach, as a partner to management teams and boards bringing its unparalleled industry specific expertise for the benefit of those companies.

About Lion Point

Lion Point Capital, LP is a global investment firm that seeks to invest in equity and debt securities of undervalued public and private companies. Its partners have extensive experience and a successful track record of uncovering and unlocking value through rigorous fundamental analysis and thoughtful actions, encompassing strategic changes, operational efficiency improvements and governance enhancements.

Cautionary Statement Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” and similar expressions. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including those factors discussed under the caption “Risk Factors” in WisdomTree’s most recent annual report on Form 10-K, filed with the SEC on February 25, 2022, as amended on April 29, 2022, and in subsequent reports filed with or furnished to the SEC. WisdomTree assumes no obligation and does not intend to update these forward-looking statements, except as required by law, to reflect events or circumstances occurring after today’s date.

Important Additional Information and Where to Find It

WisdomTree intends to file a proxy statement on Schedule 14A and other relevant documents with the SEC in connection with WisdomTree’s 2022 Annual Meeting. WISDOMTREE STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ WISDOMTREE’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, any amendments or supplements to the definitive proxy statement and other documents that WisdomTree files with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the “SEC Filings” subsection of the “Financial Information” section of WisdomTree’s Investor Relations website at http://ir.wisdomtree.com/ or by contacting Jeremy Campbell, Director of Investor Relations, at jeremy.campbell@wisdomtree.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Contact Information

WisdomTree:

Investor Relations

WisdomTree Investments, Inc.

Jeremy Campbell

+1.646.522.2602

jeremy.campbell@wisdomtree.com

or

Innisfree M&A Incorporated

Scott Winter / Jonathan Salzberger

+1.212.750.5833

swinter@innisfreema.com / jsalzberger@innisfreema.com

or

Media Relations

WisdomTree Investments, Inc.

Jessica Zaloom

+1.917.267.3735

jzaloom@wisdomtree.com

or

Abernathy MacGregor

Carina Davidson / Dana Gorman

+1.212.371.5999

ccd@abmac.com / dtg@abmac.com

ETFSC:

Martyn James

+44.207.509.0674

info@etfscapital.com

Lion Point:

Cristiano Amoruso

+1.212.356.6200

info@lionpoint.com